EXHIBIT 99.3
Indus and MDSI to Combine in a Private Equity Transaction
Sponsored by Vista Equity Partners
Creates Leader for Asset, Customer, and Service Management
As one of Indus’ valued clients, I wanted you to be among the first to hear of an exciting milestone that is occurring today.
The attached Press Release announces a game-changing event in the Service Delivery Management market worldwide. Two of the world’s preeminent software providers, Indus and MDSI, are combining in a private equity transaction sponsored by Vista Equity Partners.
Joining the strengths and market presence of these two market leaders creates an incredible platform for growth. Indus is the clear market leader in integrated asset and work management, customer information systems, and field service solutions while MDSI dominates the global market in enterprise mobile workforce management. Together, with the investment and insight of Vista Equity Partners, the new company will set new standards in the way that organizations manage asset lifecycles, the customer experience, and field operations.
MDSI and Indus have proven, complementary product lines servicing customers around the world. As we march forward with the market’s leading service delivery management solutions, we will incorporate the best that each company has to offer. Our combined technical resources and scalable development platforms will accelerate the value we bring to our clients with innovative solutions that solve today’s business problems and tomorrow’s challenges.
Future product releases will leverage the combined capabilities in the new company. It is our intent and expectation that all clients will benefit from a broader platform of best-of-breed products, and the combination of two companies with unparalleled technical and delivery expertise. Future product releases will continue to deliver significant new capabilities and provide clients with a clear path forward. Above all, we are committed to protecting our clients’ investments.
Both MDSI and Indus have a history through previous acquisitions of ensuring the value of the investments made by our clients through long term continued support, assured product migration, and ongoing functional and technical enhancements. In consultation with representative clients of both companies, we will develop a clear, phased roadmap depicting the integration of our market leading products. We are committed to demonstrating to our clients the accelerated value we will bring to their operations through this newly combined company.
We invite you to review the attached Press Release and contact your account executive with any questions you may have regarding this significant industry event.
Greg Dukat
President and CEO
Indus International, Inc.

ATTACHMENT
Contacts:
Indus International, Inc.
Gary Frazier, (770) 989-4188
gary.frazier@indus.com
MDSI Mobile Data Solutions
Robin Jones, (604) 207-6111
rjones@mdsi.ca
Indus and MDSI to Combine in a Private Equity Transaction
Sponsored by Vista Equity Partners
Creates Leader for Asset, Customer and Service Management
ATLANTA — October 23, 2006 — Indus International, Inc. (NASDAQ: IINT), a leading Service Delivery Management (SDM™) solution provider, and Vista Equity Partners, a $1 billion private equity investment firm based in San Francisco, CA, today announced they have entered into a merger agreement under which Indus, subject to customary closing conditions, will be acquired by an affiliate of Vista in an all-cash transaction valued at approximately $240 million. Upon completion of the merger, Vista intends to combine Indus with MDSI Mobile Data Solutions Incorporated, a Vista portfolio company and the worldwide leader in enterprise mobile workforce management software. The stockholders of Indus, subject to customary closing conditions, will receive $3.85 in cash in exchange for each share of Indus stock.
“The combination of these two industry leaders is a game-changing event,” said Greg Dukat, President and CEO of Indus. “Together our products epitomize the Service Delivery Management philosophy, combining the functionality of best-of-breed enterprise asset management, field service management and customer management applications, to help service delivery organizations optimize interrelated business processes. Along with our emerging strength in the commercial client market, the combined company’s client base will include 5 of the top 10 cable companies and 18 of the top 20 utility companies in North America, as well as some of the world’s largest telecommunications companies. The combined footprint of Indus and MDSI will create the most attractive suite of products for the market.”

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Indus and MDSI to Combine in a Private Equity Transaction Sponsored by Vista Equity
Partners, page 2
Vince Burkett, MDSI’s President and CEO adds that “the combination of our two companies will bring together expertise and thought leadership that’s not found elsewhere in the industry. Together we will provide our clients with a broader solution suite to fully optimize their service delivery processes.”
According to Robert F. Smith, Managing Principal of Vista Equity Partners, “We are long-term investors in technology-enabled companies that are committed to leadership in their markets. We have been impressed with the product offerings, vision and market leadership found within Indus. We feel that a combination of Indus and MDSI will create a company that will be uniquely positioned to offer an end to-end solution for service delivery management. The proven management teams at both companies and unparalleled client base will be leveraged to provide clients with a single source for managing and optimizing their operations.”
The Board of Directors of Indus has unanimously approved the merger agreement and recommended that the stockholders vote in favor of it. Indus will hold a special meeting of stockholders to approve the merger, where a majority of the outstanding shares of Indus are required to approve the offer in order for the transaction to proceed. The closing is subject to customary closing conditions, including antitrust clearances. The transaction is expected to close within the next 90 days.
Credit Suisse has acted as financial advisor to Indus for this transaction.
About Indus International
Indus is a leading Service Delivery Management (SDM) solution provider, helping clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 300 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, high tech, consumer packaged goods and more. For more information, visit www.indus.com.

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Indus and MDSI to Combine in a Private Equity Transaction Sponsored by Vista Equity
Partners, page 3
About MDSI
MDSI is the largest, most successful provider of enterprise mobile workforce management software in the world. MDSI’s solutions improve customer service and relationships and reduce field operating costs by allowing companies to more effectively manage all mobile resources. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 275 employees. The company has operations and support offices in the United States, Canada, Europe and South Africa. MDSI services approximately 110 clients, including 80% of the top 20 North American Utilities, and 50% of the top 10 North American Cable companies, and has licensed more than 100,000 field service users around the world. For more information, visit www.mdsi.ca
About Vista Equity Partners
Vista Equity Partners currently invests $1 billion in capital committed to dynamic, successful technology-based organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support toward companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing. For more information, visit www.vistaequitypartners.com.
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Forward Looking Statements
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, the successful completion of the merger, the timing of the completion of the merger, the successful combination of Indus and MDSI, and the benefits of combining Indus and MDSI product lines. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, the risk that the stockholders of Indus do not vote to approve the transaction, the risk that the transaction is not consummated or not consummated within the expected timeframe, the risk that the financing required to pay the purchase price is not available, and the risk that the expected benefits of the combination of Indus and MDSI are not realized. Additional factors that may affect future results are contained in Indus’ SEC filings. Investors are advised to consult Indus’ filings with the SEC, including its fiscal 2006 Annual Report on Form 10-K filed with the SEC, for a further discussion of these and other risks.

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Indus and MDSI to Combine in a Private Equity Transaction Sponsored by Vista Equity
Partners, page 4
Indus is a registered trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.
Additional Information
In connection with the proposed transaction, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement that will contain information about Indus, the affiliates of Vista Equity Partners that are parties to the merger agreement, the proposed merger and related matters. The information in this press release is not a substitute for the proxy statement, and STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from Indus by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about Indus, without charge, from the SEC’s website (http://www.sec.gov) or from Indus, without charge.
Indus and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Indus’ stockholders with respect to the proposed merger. The affiliates of Vista Equity Partners that are parties to the merger agreement may also be deemed participants in such solicitation. Information regarding Indus’ directors and executive officers is available in Indus’ definitive proxy statement filed with the SEC on September 7, 2006. Information regarding any interests that Indus’ directors and executive officers may have in the merger will be set forth in the proxy statement that Indus intends to file with the SEC in connection with the proposed merger.
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